Exhibit D

April 15, 2005

NYSE Directors:

Attached are background materials for Monday’s meeting.

Enclosed please find Army’s

(1)	Proxy statement

(2)	10-K

(3)	Road show presentation

In addition, we hope to email a draft of the Merger Agreement on Sunday.

I will monitor my email and voicemail over the weekend, please call if you need anything further.

Mary

Mary Yeager

212-656-2062

myeager@nyse.com

Filed by Archipelago Holdings, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: PCX Holdings, Inc.

Archipelago Holdings, Inc.

JPMorgan
2005 Small Cap Conference - Chicago
March 9, 2005

archipelago

Archipelago Vision & Strategy

Preeminent U.S. Exchange

Best Execution

- Large Liquidity Pool
- Fully Automated Open Trading Platform
- High Speed Connectivity

"Scaleable" Model

- Flexible Platform
- Leveraged Network
- Automated Surveillance System
- Downstream Product Diversification

Operational Excellence

- System Performance
- New Product Development
- Organizational Capabilities

Archipelago Roadmap

Arca has been executing in line with its strategic roadmap

	1999	2000	2001	2002	2003	2004
	Develop Strategic Vision	**Build Platform**	**Build Scale**	**Build Leadership Position**	**National Exchange Facility Status**	**Public Company**
	Seek…	**Build…**	**Leverage…**	**Focus…**	**Achieve…**	**Execute…**
	■ Exchange Facility Status ■ Strategic Partners ■ Funding ■ Broad Customer Base	■ PCX Transaction ■ Infrastructure ■ Customer Connectivity ■ Organization Capabilities	■ REDIBook Merger ■ Exchange Facility Approval ■ Infrastructure ■ Customer Connectivity	■ OTC Exchange ■ Listed Growth ■ Technology Platform ■ Business Model Economics	■ OTC Leadership ■ Listed Growth ■ Operational Excellence	■ IPO ■ Scale in Listed Volume ■ Listings ■ ArcaVision
OTC Market Share [1]	1.8%	3.4%	7.9%	22.9%	27.8%	29.0%
Rev. ($mm)	$30	$60	$155	$357	$458	$551[2]

[1] Data from the month of December for 1999-2003. Projected market share for December, 2004.
[2] Annualized based on revenue for the first half of 2004.

U.S. Equity Markets

NYSE



- Auction Model
- Floor Based-Proposed Electronic Hybrid
- Specialist Driven

arca|ex



MSFT
Microsoft
arcaex
Bid
Ask
ID Price Size Time

- Auction Model
- Fully Electronic
- Order Driven

NASDAQ



NASDAQ

- Print Facility
- Electronic Order Book
- Market Maker Driven

Equity Business Model – 4th Qtr 2004

% of Revenue

Transaction Fees

87%



Routed Volume
13%
Internally Matched Volume
87%

Trade Behavior

Tape Revenue

13%



5%
A-NYSE
55%
C-NASDAQ
(OTC)
40%
B-AMEX
(ETF/Listed)

Market Data

Fixed Cost Structure

of Employees



Arca
234
NASDAQ
786
Instinet
1000

Cost Management

Source for # employees- Public financial data for the 4th Quarter of 2004.

Clear Growth Strategies


Market Data
Options
Listings
Listed Securities
Arca intends to focus on long term strategic value creation

Pacific Holdings Acquisition

Announced definitive agreement January 2005

- Pending SEC, PCX Holdings shareholders and other approvals

Expands and diversifies Archipelago

- Options
- Self Regulatory Organization

Growing demand for electronic options marketplaces

- PCX Plus (remote access platform)
- PCX scheduled floor independence by 2006

Opportunity for all-electronic trading of equities and options

- Ability to create new products

Profitable Business Model

arca|ex



Revenue
Operating Margin[1]
$88
$112
$127
$131
$147
$129
$127
$139
(21.2)%
1.2%
4.9%
9.0%
14.7%
13.2%
11.7%
14.1%
1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04



INSTINET
$255
$276
$268
$280
$310
$277
$258
$271
(16.0)%
(1.6)%
2.1%
(20.3)%
10.9%
5.5%
4.0%
8.6%
1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04



NASDAQ
$162
$148
$142
$138
$128
$120
$124
$168
6.2%
(28.4)%
(9.0)%
(9.2)%
6.7%
7.2%
(7.2)%
0.0%
1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04

Instinet 4Q04 excludes estimated SEC fees of approx. $15MM

Source: Company filings
Note: As reported per GAAP financials.
[1] Includes indirect expenses.

Benefits of Exchange Facility Status

Growing Market Data Revenue ($mm)


$1.3
$7.1
$10.9
$10.1
$11.7
$12.4
$14.3
$18.1
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
2003
2004

Reduced Clearance, Brokerage and Other Transaction Costs ($mm)


Quarterly Internal Match Rate
$21.5
$15.4
$16.0
$12.8
$12.7
$10.8
$8.9
$6.8
74.4%
77.1%
82.2%
85.5%
85.5%
86.3%
87.1%
87.4%
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
2003
2004

Quarterly Performance

Income Statement	2003 1Q	2003 2Q	2003 3Q	2003 4Q	2003 FY	2004 1Q	2004 2Q	2004 3Q	2004 4Q	2004 FY
Revenues										
Transaction Fees	$86.3	$104.9	$116.0	$121.2	$428.4	$134.9	$116.2	$112.7	$120.4	$484.2
Market Data Fees	$1.3	$7.1	$10.9	$10.1	$29.5	$11.7	$12.4	$14.3	$18.2	$56.6
Listing Fees	$0.2	$0.2	$0.0	$0.0	$0.5	$0.1	$0.1	$0.1	$0.1	$0.4
Total Revenues	$87.8	$112.3	$126.9	$131.4	$458.4	$146.7	$128.7	$127.1	$138.7	$541.2
Gross Margin %	9.7%	28.0%	31.1%	34.6%	27.2%	37.0%	37.1%	39.7%	42.2%	39.0%
Total Indirect Expenses	$27.1	$30.1	$33.2	$33.5	$123.9	$32.7	$30.7	$35.6	$39.1	$138.1
Operating Income/(Loss)	($18.6)	$1.3	$6.2	$11.9	$0.8	$21.6	$17.0	$14.9	$19.5	$73.0
EPS – Diluted Proforma[1]	$(0.30)	$0.02	$0.10	$0.21	$0.03	$0.32	$0.25	$0.21[2]	$0.26	$1.03

[1] As a partnership, Archipelago Holdings L.L.C. did not pay taxes. Pro forma computation based on a 41.5% estimated corporate tax rate.

[2] This excludes deemed dividend and assumes an effective tax rate of 41.5%

Source: Company Financials

Balance Sheet

December 31, 2004 (in $mm)

Assets:	
Cash	$177.9
Receivables	73.1
Fixed assets	49.5
Goodwill	131.9
Intangible assets	92.2
Other assets	9.8
Total assets	$534.4
Liabilities & Equity:	
Current liabilities	$73.6
Stockholders' Equity	$460.8
Total liabilities & equity	$534.4

What do you have to believe?

- **Growth in US Financial Markets**
- **Growth in Electronic Markets**
- **AX Strategic position**
  - Exchange model/economics
  - Market structure... pro-investor
  - Cutting edge trading technology
  - Low cost structure
  - Strong management team and Board of Directors